UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 18, 2011


                              SIGA RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                     333-145879                 74-3207964
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
     of Incorporation)              File Number)          Identification Number)

                                1002 Ermine Court
                           South Lake Tahoe, CA, 96150
                    (Address of principal executive offices)

                                  530-577-4141
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

On July 18, 2011, the Company entered into an agreement with Bentall Fairview Resources Co. Ltd., an Ontario company ("Bentall"), whereby the two companies will develop the Big Bear Mining Claims project (the "Project") under a 50/50 joint venture agreement (the "JV Agreement") with Siga as the Operator. Under the terms of the JV Agreement, Bentall will commit to a funding schedule as follows:

     1. Payment of $200,000 for the initial work program on the Project, payable as follows:

          a.   $100,000 by August 2, 2011;
          b.   $100,000 by September 16, 2011;

     2. Payment of $9,800,000 for the cost of putting the Project into production. Payable according to cash call by the operator under an approved budget, estimated to occur over the first two years of operation.

These three payments shall together constitute 100% of Bentley's total required contribution to the Joint Venture.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

Not applicable.

(B) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(C) SHELL COMPANY TRANSACTIONS.

Not applicable.

(D) EXHIBITS

Ex. 10.1 JOINT VENTURE AGREEMENT DATED JULY 18, 2011

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SIGA RESOURCES INC.


Date: July 21, 2011                          /s/ Edwin G. Morrow
                                             ------------------------------
                                             EDWIN G. MORROW


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